UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2008

Reliant Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 497-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In this Current Report on Form 8-K (Form 8-K), "Reliant Energy" refers to Reliant Energy, Inc., and "we," "us" and "our" refer to Reliant Energy and its subsidiaries.

On October 10, 2008, Reliant Energy entered into a Participating Preferred Stock Purchase Agreement (the "Purchase Agreement") with FR Reliant Holdings LP, an affiliate of First Reserve Corporation ("First Reserve"). Under the Purchase Agreement, Reliant Energy agreed to issue 350,000 shares of Series B convertible participating preferred stock, par value $0.001 per share, to First Reserve for $350 million under an exemption pursuant to Section 4(2) of the Securities Act. The Purchase Agreement and related documentation provide for the following terms:

• Cumulative quarterly cash dividends, payable at 14% per annum, plus any common dividends on an as-converted basis, rate increases to 16% per annum if we do not make dividend payments for two consecutive quarters unless nonpayment is the result of existing restrictive covenants or a legal prohibition;

• Holders may convert the preferred stock into shares of Reliant Energy common stock at a price equal to the lesser of (i) $11.00 and (ii) the greater of (A) the lowest volume weighted average of the trading prices per share of Reliant Energy common stock for any 20 consecutive trading day period over the six-month period beginning September 29, 2008 (the "Reset Period") and (B) $8.00 (subject to customary adjustment mechanics);

• We may require the redemption of all of the preferred stock on or after the third anniversary for the face amount, plus accrued and unpaid dividends, plus a make-whole premium if the redemption is before the fifth anniversary (provided that a holder may elect to exercise its conversion right prior to completion of such redemption);

• Holders may require the redemption of any or all of the preferred stock any time on or after the seventh anniversary for the face amount, plus accrued and unpaid dividends;

• Upon a change in control, we must offer holders the face amount, plus accrued and unpaid dividends, plus a make-whole premium if the change in control is before the fifth anniversary; if the holder does not accept this change in control offer, the holder shall be entitled to the consideration received by common stockholders on an as-converted basis;

• First Reserve may designate one director to Reliant Energy’s board so long as First Reserve retains 50% of the initial convertible preferred stock or the common stock issued upon conversion;

• The preferred stock votes on an as-converted basis with Reliant Energy’s common stock and has prior consent rights if we determine to (i) amend the terms of the preferred stock, (ii) repurchase common stock during the Reset Period, (iii) issue preferred stock (excluding issuances related to our stockholder rights plan), (iv) incur debt that would cause the ratio of consolidated total debt to consolidated EBITDA for the last four quarters to exceed 5 to 1 (excluding drawing up to $750 million under our existing corporate facility), (v) amend or change any provision of the Reliant Energy Certificate of Incorporation or Bylaws in a manner that adversely affects the holders of the preferred stock or (vi) file any voluntary petition for bankruptcy;

• Both parties have the right to terminate the Purchase Agreement if (i) we determine to sell all or substantially all of our wholesale business or Reliant Energy or we determine to sell or dispose of all or substantially all of the equity or assets of our retail business ("Alternative Transaction") or (ii) a closing condition is not met;

• We must pay First Reserve a $35 million termination fee if (i) the Purchase Agreement is terminated because of an Alternative Transaction, (ii) within 90 days of the Purchase Agreement terminating for any reason other than a breach by First Reserve, we enter into an agreement for an Alternative Transaction, (iii) we have extended our negotiations beyond November 16, 2008 related to unwinding the credit-enhanced retail structure and the Purchase Agreement is subsequently terminated for any reason other than a breach by First Reserve; and

• Holders have registration rights, including the right to have Reliant Energy register the preferred stock and the underlying common stock for resale on a shelf registration statement.

The obligations of the parties are contingent upon certain closing conditions, including:

• Our entry into a definitive agreement with Merrill Lynch to unwind the credit-enhanced retail structure on terms no less favorable than those set forth in the letter agreement described in the Form 8-K furnished on September 29, 2008;

• Our entry into definitive documentation for a $650 million term loan on terms no less favorable than the Commitment Letter dated September 29, 2008, between Reliant Energy and GS Loan Partners described in the Form 8-K furnished on September 29, 2008; and

• We must not be in default under any of our material debt instruments.

The foregoing summary is qualified in its entirety by reference to the documents filed as Exhibit 10.1 hereto, which is incorporated herein by reference. The Purchase Agreement has been included to provide you with information regarding its terms and conditions and is not intended to provide any other factual information about us or our business. Such information can be found in the public filings that we make with the Securities and Exchange Commission (the "SEC"), which are available without charge through the SEC’s website at http://www.sec.gov.

The representations and warranties included in the Purchase Agreement were made by Reliant Energy to First Reserve. These representations and warranties were made as of specific dates and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally applicable under federal securities laws. In addition, the representations and warranties may have been included in the Purchase Agreement for the purpose of allocating risk between Reliant Energy and First Reserve, rather than to establish matters as facts.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Participating Preferred Stock Purchase Agreement by and between Reliant Energy, Inc. and FR Reliant Holdings LP dated as of October 10, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliant Energy, Inc.

October 16, 2008	By:	/s/ Thomas C. Livengood

Name: Thomas C. Livengood
Title: Senior Vice President and Controller

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Exhibit Index

Exhibit No.	Description

10.1	Participating Preferred Stock Purchase Agreement by and between Reliant Energy, Inc. and FR Reliant Holdings LP dated as of October 10, 2008